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                                                                    EXHIBIT 23.6

                  [NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the reference to our firm in the Annual Report on Form 10-K of Ocean Energy, Inc. for the year ended December 31, 1998, incorporated by reference into the Registration Statement on Form S-8 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about May 10, 1999.



                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ CLARENCE M. NETHERLAND
                                           -------------------------------------
                                           Clarence M. Netherland
                                           Chairman

Dallas, Texas
May 10, 1999